SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: April 17, 2007

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800

Los Angeles, California 90067

(Address of principal executive offices, including zip code)

(310) 552-1776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                          Results of Operations and Financial Condition.

(a)                                  First Regional Bancorp issued a press release on April 17, 2007 announcing its financial results for the quarter ended March 31, 2007. The press release is furnished as Exhibit 99 and is hereby incorporated by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

Executive management of First Regional Bancorp has provided the following information in response to questions received from securities analysts and others.

Question:                                           Why did salaries and related benefits rise from $8,354,000 for the fourth quarter of 2006 to $9,021,000 in the first quarter of 2007?

Answer:                                                   The Bank added eight full-time employees during the first quarter of 2007. In addition, we incurred approximately $200,000 in payroll taxes during the first quarter of 2007, which will not recur in future quarters of 2007. This is related to the resumption of FICA and certain other payroll taxes and also to the payment of bonuses during January.

In addition, the Company effected a change in accrual for bonus payments effective as of the beginning of 2007. Based on direction from the Compensation Committee, the Company now accrues funds for a discretionary bonus pool at a rate of ten percent of net profit after the first $5 million of annual profit. This is determined at the end of each month based on actual profit for the period. These incentive provisions will adjust up or down as our net income fluctuates.

Question:                                           How much does management expect in new loan production for 2007?

Answer:                                                   This is difficult to predict and subject to many variables out of our control. If we had to guess, it may be similar to net loan growth during 2006. Net loan growth of $10 million per month may not be unreasonable.

Question:                                           We note that the Company booked a net recovery during the first quarter. What is the Company’s expectation for future quarters in terms of recoveries?

Answer:                                                   We did achieve a $75,000 recovery related to a charged-off commercial loan during the first quarter of 2007. In relation to the same loan, we received an additional $14,500 in interest in early April 2007, which reflects the final settlement of that matter. Of the $63,000 in non-performing loans reported as of March 31, 2007, $50,000 was charged off in early April, leaving us with a current balance of only $13,000 in non-performing assets. We do not anticipate any additional recoveries for the remainder of 2007.

Question:              Why did the Bank not make any provision for its loan loss reserve during the first quarter?

Answer:                                                   Because the Bank experienced only modest loan growth during the first quarter of 2007, and because the Bank suffered no material increase in non-performing assets during the quarter (and even enjoyed a net recovery), the Bank determined that its loan loss reserve remained adequate during the first quarter and that no additional provision was required.  We note that the ratio of loan loss reserve to gross loans was 1.12% at March 31, 2007; down only slightly from 1.13% at December 31, 2006 as a result of modest loan growth during the quarter.

Question:                                           What is the status of the Bank’s collection efforts with respect to its account receivable related to its prior activities supplying cash to ATM machines?

The Bank entered into a full and final settlement of litigation related to an account receivable arising out of the Bank’s Merchant Services Division. This account receivable of approximately $1.5 million was due from an outside service provider, which arose in connection with the Bank’s former engagement in the business of supplying cash to ATM machines, which activity was terminated in 2004. As of December 31, 2006, all but $555,000 of this receivable had previously been reserved against. The Bank recovered $388,500 from the defendant in full settlement of the matter, which resulted in a charge of approximately $166,500, or $87,000 after tax, for the quarter. This charge is reflected in the “Other operating expense” in the “Consolidated Statements of Operations” for the three months ended March 31, 2007.

Question:              We also note that total deposits declined from $1.628 billion at December 31, 2006 to $1.587 billion as of March 31, 2007, with demand deposits down from $469 million to $413 million.  What is the reason for this and what are the Company’s expectations for the remaining quarters of 2007?

Answer:                                                   Part of the reason is that deposits attributable to our Merchant Services division were down by approximately $30 million, in part because of the loss of deposits from certain “e-wallet” merchant which withdrew their balances after the enactment of recent legislation making the facilitation of on-line gaming transactions illegal.  In addition, we believe that part of the Bank’s reduced deposit levels for the first quarter may represent a return to a seasonal change in first quarter deposit levels.  This seasonal pattern was not evident during recent years of rapid growth.  The lower demand deposits for the first quarter led to a shift in our funding costs toward higher rate deposits and Federal Home Loan Bank borrowings.  Assuming the seasonal phenomenon corrects itself in future quarters, we should see these funding costs come down.

Question:                                           We also note that the Bank’s net interest margin decreased from 5.91% for the fourth quarter of 2006 to 5.76% for the first quarter of 2007. What is the Company’s expectation for the remaining quarters of 2007?

Answer:                                                   The net interest margin is a function of interest rates and thus, primarily driven by Federal Reserve action and out of our control. We would expect our net interest margin to remain relatively steady for the foreseeable future. In any case, we would expect future declines, if any, to be much more moderate than the reduction seen in the first quarter of 2007 as compared to the fourth quarter of 2006.

Item 9.01                                          Financial Statements and Exhibits

(d)                                 Exhibits

99                                   Press Release of First Regional Bancorp, dated April 17, 2007, announcing financial results for the quarter ended March 31, 2007.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein may constitute forward-looking statements. Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations. Statements made herein are made as of the date hereof only. The Company shall have no obligation to update information and forward-looking statements presented herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2007

FIRST REGIONAL BANCORP

	By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary